UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 30, 2010

MEDPRO SAFETY PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52077	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

817 Winchester Road, Suite 200
Lexington, KY 40505
(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2010, MedPro Safety Products, Inc. made a $450,000 draw under its credit agreement with Vision Opportunity Master Fund, Ltd. ("VOMF"), a Cayman Island investment fund.  Total draws under the credit agreement total $1,000,000, which is the maximum aggregate principal amount available under the credit agreement.  Under the terms of the credit agreement, MedPro issued a warrant to purchase 75,002 shares of common stock at $3.00 per share to VOMF in connection with the draw.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: July 2, 2010	By:	/s/ Marc T. Ray
Marc T. Ray
Vice President - Finance and Chief Financial Officer